SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  September 4, 2009

CROSS CANYON ENERGY CORP.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-51710	56-2458730
State of Incorporation	Commission File Number	IRS Employer I.D. Number

6630 Cypresswood Drive, Suite 200, Spring, Texas 77379
Address of Principal Executive Offices

Registrant’s telephone number: (832) 559-6060

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.  below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04	Termination Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On September 4, 2009, Cross Canyon Energy Corp. (“we”, “us” or “the Company”) failed to pay interest, in the aggregate approximate sum of $446,611, accrued and owing under our senior credit facility.  Under our Credit Agreement dated as of September 2, 2008 with CIT Capital USA, Inc., as Administrative Agent and lender (the “Credit Agreement”), the Company’s continued failure to pay such interest constitutes an Event of Default permitting the senior lender to declare all loans outstanding under the Credit Agreement, together with any accrued and unpaid interest thereon, immediately due and payable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cross Canyon Energy Corp.

September 9, 2009	By:	/s/ Carl A. Chase
Carl A. Chase
Chief Financial Officer